Exhibit 99.1

FOR IMMEDIATE RELEASE:	For more information, please contact: Robin Austin +1.941.357.2855 raustin@isc8.com

ISC8 ANNOUNCES 2nd FISCAL QUARTER RESULTS

COSTA MESA, CALIFORNIA – May 11, 2012 - ISC8 Inc. (OTCBB: ISCI.OB) today reported operating results for its second quarter and first half of Fiscal 2012, the 13 and the 26 weeks ended April 1, 2012.

Results of Continuing Operations for Fiscal Quarter ended April 1, 2012

The following discussions relate to the company’s results of continuing operations after reclassifying the operations of the company’s Thermal Imaging Business as a discontinued operation following the consummation of the Thermal Imaging Asset Sale on January 31, 2012.

Total revenues for the 13 weeks ended April 1, 2012 were $1,202,600, up 22% from $983,000 in the 13 weeks ended April 3, 2011. Total revenues in the first 26-weeks of Fiscal 2012 were $2,499,200, up 28% from $1,947,300 in the first 26 weeks of Fiscal 2011.

Losses from continuing operations for the 13-weeks and 26-weeks ended April 1, 2012 were $18,809,600 and $7,758,100, respectively, compared to $26,833,400 and $18,955,800, respectively, in losses for the comparable periods in Fiscal 2011. These changes are overwhelmingly attributable to the change of fair value of derivative liability, a non-cash item, as set forth more fully below in the unaudited reconciliation of non-GAAP adjustments.

Losses attributable to ISC8 Inc. for the 13-week and 26-week periods ended April 1, 2012 was $11,327,400 and $19,576,800 respectively, as compared to $7,550,600 and $18,382,800, respectively, for the 13-week and 26-week periods ended April 3, 2011.

The company had $7,180,600 in cash and cash equivalents at April 1, 2012.

Sale of Thermal Imaging Business

On January 31, 2012, the company sold its Thermal Imaging Business to Vectronix, Inc. for $10,000,000, which resulted in a gain of $7,747,700. As a result of the Thermal Imaging Asset Sale, the company reclassified the Thermal Imaging Business as a discontinued operation in its consolidated financial statements.

About ISC8 Inc.

ISC8 is actively engaged in the development and sale of intelligent cyber security solutions for information technology (IT) designed for commercial and government environments worldwide. ISC8 provides hardware, software and cloud-based product and service offerings that enable Enterprise Threat Management leveraging anti-tamper, 3D stacked chip assemblies, high-speed processors, and miniaturized sensors - all technologies it has developed. ISC8 was founded in 1974 and is headquartered in Costa Mesa, California.

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Statement Under the Private Securities Litigation Reform Act

The release contains information about future expectations, plans and prospects of ISC8’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, competitive forces, general economic, market or business conditions, the effects of any attempts to intentionally disrupt our services or network by hackers or others, changes in ISC8’s technologies such that they are no longer inter-operable, failure of customers to adopt, or delays in their adoption of, ISC8 products or services discussed above, and other factors, most of which are beyond ISC8’s control. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended October 2, 2011 and the company’s other filings with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ISC8 INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	April 1, 2012	April 3, 2011	April 1, 2012	April 3, 2011
Total revenues	$1,202,600	$983,000	$2,499,200	$1,947,300

Cost and expenses Cost of revenues	1,013,000	1,007,300	1,974,100	2,154,400
General and administrative expense	1,607,600	2,085,900	4,158,600	3,921,300
Research and development expense	1,762,700	659,700	3,593,500	1,193,600

Total costs and expenses	4,383,300	3,752,900	9,726,200	7,269,300

Loss from operations	(3,180,700)	(2,769,900)	(7,227,000)	(5,322,000)
Interest expense	(1,470,000)	(3,026,300)	(3,138,700)	(5,182,600)
Change in fair value of derivative liability	(14,160,100)	(1,957,800)	(16,470,100)	(8,440,500)
Other income (expense)	1,200	(4,100)	2,400	(10,700)

(Loss) from continuing operations before provision for income taxes	(18,809,600)	(7,758,100)	(26,833,400)	(18,955,800)
Provision for income taxes	—	—	(3,200)	—

Loss from continuing operations	(18,809,600)	(7,758,100)	(26,836,600)	(18,955,800)
Income (loss) from operations of discontinued operations	(265,500)	207,500	(487,900)	573,000
Gain on disposal of discontinued operations	7,747,700	—	7,747,700	—

Net earnings from discontinued operations	7,482,200	207,500	7,259,800	573,000
Net loss	$(11,327,400)	$(7,550,600)	$(19,576,800)	$(18,382,800)

Basic and diluted loss per share
Loss from continuing operations	$(0.16)	$(0.08)	$(0.23)	$(0.27)

Net earnings from discontinued operations	0.06	0.00	0.06	0.01

Net loss per share	$(0.10)	$(0.08)	$(0.17)	$(0.26)

Weighted average number of common shares outstanding, basic and diluted	119,037,300	100,200,300	116,376,400	70,906,300

- MORE -

ISC8 INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

The following non-GAAP adjustments are based upon the Company’s unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with or an alternative for GAAP. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. ISC8 intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance, and may change its reporting of such non-GAAP results in the future as a result of such assessment.

	13 Weeks Ended		26 Weeks Ended
	April 1, 2012	April 3, 2011	April 1, 2012	April 3, 2011
GAAP net loss attributable to continuing operations	$(18,809,600)	$(7,758,100)	$(26,836,600)	$(18,955,800)
Change in fair value of derivative instrument	14,160,100	1,957,800	16,470,100	8,440,500
Non-cash interest expense	1,313,800	2,359,200	2,778,500	3,399,000
Non-cash stock-based compensation	264,000	214,900	1,099,200	520,100
Depreciation and amortization	224,300	330,200	393,400	548,000

Non-GAAP net income (loss) attributable to continuing operations	$(2,847,400)	$(2,896,000)	$(6,095,400)	$(6,048,200)

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1, 2012 (Unaudited)	October 2, 2011
Assets
Current assets from continuing operations	$10,370,000	$3,989,200
Current assets from discontinued operations	—	2,786,200
Property and equipment, net	1,147,300	1,237,900
Other Assets	1,251,600	1,259,300
Non-current assets from discontinued operations	—	1,312,200

Total assets	$12,768,900	$10,584,800

Liabilities and Stockholders’ Deficit
Current liabilities from continuing operations	$12,176,300	$9,150,700
Current liabilities from discontinued operations	—	1,744,500
Non-current Liabilities	6,357,400	5,048,300
Derivative liability	30,072,900	13,352,800

Total liabilities	48,606,600	29,296,300
Total stockholders’ deficit	(35,837,700)	(18,711,500)

Total liabilities and stockholders’ deficit	$12,768,900	$10,584,800

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